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                 CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
                          SARBANES-OXLEY ACT OF 2002

David P. Butler and Gerard K. O'Reilly, Co-Principal Executive Officers, and Gregory K. Hinkle, Principal Financial Officer, of DFA Investment Dimensions Group Inc., a Maryland corporation (the "Registrant"), each certify that:

    1. The Registrant's periodic report on Form N-CSR for the period ended April 30, 2018 (the "Report") fully complies with the requirements of
       Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

    2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


By:  /s/ David P. Butler
     --------------------------------------
     David P. Butler
     Co-Principal Executive Officer
     DFA Investment Dimensions Group Inc.

Date: July 5, 2018

By:  /s/ Gerard K. O'Reilly
     --------------------------------------
     Gerard K. O'Reilly
     Co-Principal Executive Officer
     DFA Investment Dimensions Group Inc.

Date: July 5, 2018


By:  /s/ Gregory K. Hinkle
     --------------------------------------
     Gregory K. Hinkle
     Principal Financial Officer
     DFA Investment Dimensions Group Inc.

Date: July 5, 2018